UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2023

BANYAN ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Skokie Blvd

Suite 820

Northbrook, Illinois 60062

(Address of principal executive offices)

(847) 757-3812
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one Redeemable Warrant	BYN.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	BYN	New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	BYN.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On or about April 11, 2023, in connection with the special meeting of stockholders (the “Extension Meeting”) of Banyan Acquisition Corporation, a Delaware corporation (the “Company”), scheduled to be held on April 18, 2023 (or any postponement or adjournment thereof), at which the Company’s stockholders will vote on, among other things, proposals to amend the Company’s amended and restated certificate of incorporation and trust agreement to extend the date by which the Company has to consummate a business combination (the “Extension Proposals”) from April 24, 2023 to December 24, 2023, the Company and Banyan Acquisition Sponsor LLC (the “Sponsor”), entered into non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated third parties, pursuant to which such third parties have agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,200,000 shares of Class A common stock of the Company (the “Non-Redeemed Shares”) in connection with the Extension Proposals. Pursuant to such Non-Redemption Agreements, the Sponsor has agreed, in exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, to transfer an aggregate of 300,000 shares of Class B common stock of the Company held by the Sponsor to such third parties immediately following consummation of an initial business combination if such third parties continue to hold the Non-Redeemed Shares through the Extension Meeting. Additionally, as part of the Non-Redemption Agreements, the Company agreed that it will not transfer funds from the trust account into demand deposit accounts or certificates of deposit until 24 months after the date of the consummation of the Company’s initial public offering (which date is beyond the date contemplated by the Extension Proposals). The Non-Redemption Agreements are expected to increase the amount of funds that remain in the Company’s trust account following the Extension Meeting relative to the amount of funds remaining in the trust account had the Non-Redemption Agreements not been entered into. The Company and the Sponsor anticipate entering into additional, similar Non-Redemption Agreements in connection with the Extension Meeting.

The foregoing summary of the Non-Redemption Agreements entered into with the unaffiliated third parties does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement that is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Participants in the Solicitation

The Company, the Sponsor and the Company’s directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension Meeting. Important information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, for the Extension Meeting (the “Proxy Statement”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information

The Company has filed the Proxy Statement with the SEC for the Extension Meeting to consider and vote upon the Extension Proposals and other matters and, beginning on or about March 31, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the March 24, 2023 record date for the Extension Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Extension Meeting because these documents will contain important information about the Company, the Extension Proposals and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing your request to Morrow Sodali LLC by telephone by dialing (800) 662-5200 or (203) 658-9400 or by sending an email to BYN.info@investor.morrowsodali.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Updated Form of Non-Redemption Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2023	Banyan Acquisition Corporation

/s/ Keith Jaffee
Keith Jaffee
Chief Executive Officer